Exhibit 99.1
PRESS RELEASE

INX Announces Third Quarter Results

HOUSTON--(BUSINESS WIRE)--November 10, 2009--INX Inc. (NASDAQ: INXI; the “Company”; or “INX”) today announced financial results for its third quarter ended September 30, 2009.

For the quarter ended September 30, 2009 compared to the same period in the prior year:

•	Total revenue decreased 19.6% to $57.9 million from $71.9 million.
•	Product revenue decreased 21.4% to $46.8 million from $59.6 million, with gross profit margin on product revenue increasing to 21.8% compared to 16.9%.
•	Service revenue decreased 10.7% to $11.0 million from $12.4 million, with gross profit margin on service revenue decreasing to 25.1% compared to 26.4%.
•	Gross profit on total revenue decreased 2.7% to $13.0 million compared to $13.3 million, with gross profit margin on total revenue of 22.4%, compared to 18.5%.
•	Operating loss was $317,000 compared to operating income of $731,000.
•	Net loss was $375,000 compared to net income of $380,000.
•	Diluted net loss per share was $0.04 compared to diluted net income per share of $0.04.
•	Non-GAAP (see attached schedule which reconciles non-GAAP to GAAP) net income was $190,000 compared to $1.2 million; and non-GAAP diluted earnings per share was $0.02 compared to $0.13.

For the nine months ended September 30, 2009 compared to the same period in the prior year:

•	Total revenue decreased 11.3% to $173.5 million from $195.6 million.
•	Product revenue decreased 14.7% to $137.8 million from $161.5 million, with gross profit margin on product revenue increasing to 20.5% compared to 18.0%.
•	Service revenue increased 4.8% to $35.7 million from $34.1 million, with gross profit margin on service revenue decreasing to 27.4% compared to 29.9%.
•	Gross profit on total revenue decreased 3.1% to $38.0 million compared to $39.2 million, with gross profit margin on total revenue of 21.9%, compared to 20.1%.
•	Operating loss was $342,000 compared to operating income of $4.4 million.
•	Net loss was $558,000 compared to net income of $2.5 million.
•	Diluted net loss per share was $0.06 compared to diluted net income per share of $0.29.
•	Non-GAAP (see attached schedule which reconciles non-GAAP to GAAP) net income was $1.2 million compared to $5.3 million; and non-GAAP diluted earnings per share was $0.14 compared to $0.61.

Commenting on the Company's third quarter results, James Long, INX's Chairman and CEO, said  "Customer demand during the third quarter improved compared to the second quarter as we had expected, with product contract bookings, our best indicator of near-term customer demand, increasing substantially compared to the second quarter, well ahead of our expectations for improvement.  However, unanticipated product availability issues from our key manufacturer supplier, Cisco Systems, led to an inability to complete certain projects during the quarter, which resulted in lower than expected revenue for the quarter.  The combination of revenue being slightly below the lower end of our range of expectations and several unusual expense items totaling over $600,000 resulted in operating income and EPS being below what we expected. Product contract bookings increased by 23% compared to the second quarter, and exceeded product revenue by over $10 million for the quarter, which shows the magnitude of the differential between improving customer demand and our reported revenue for the quarter. While we cannot be certain that the weakness we’ve experienced in customer demand during the past year is over, we are seeing signs of improvement.  Contract bookings have been improving, soft indicators such as sales staff input from customers is pointing towards improvement, and credit market conditions that constrained capital spending projects in late 2008 and early 2009 have improved over the past several months.  We believe the product availability issue we experienced during the third quarter is another indicator that the customer demand improvement is occurring on a much broader scale; which is encouraging from a longer-term perspective.  We are cautiously optimistic that the improvement will continue and that the trough in customer demand is behind us."

Commenting on the results and the Company's strategy, Mark Hilz, INX’s President and Chief Operating Officer said, “INX executed well against our business plan in most of the areas that we can control, and that resulted in strong bookings in an improving customer demand environment.  Unfortunately, product availability issues, a business condition we cannot control, and several extraordinary expense items, caused revenue and earnings to be below expectations for the quarter.  However, I am satisfied with the operational performance of the INX team in the areas that we can control, such as creating sales opportunities and closing sales, where our performance was above our expectations. We currently expect product availability to improve somewhat in the fourth quarter and as mentioned, we enter the fourth quarter with a larger than normal backlog of business. During the quarter we continued to position the company to take advantage of the change in data center technology that is occurring, and the increasing trend towards cloud computing and data center virtualization, which we continue to believe represents a substantial opportunity for INX. Cisco's announcement of their Unified Computing System and VMware's recent announcement of their new vSphere 4 virtualization software earlier this year continue to offer compelling evidence of the technology transformation that INX has been positioning for over the past year.  We continued to invest in our data center practice, investments that we believe will pay off in the future as these recently announced new products begin to create demand. As enterprises increasingly redesign their data centers to take advantage of virtualization technology INX will be in a strong position to assist them because of the investments we have made in our data center practice."

OUTLOOK:

The following statements made by the Company are “forward-looking statements” and are subject to the Safe Harbor Statement set forth below.

We believe that our efforts towards creating a comprehensive national presence, and our relatively recent introductions and enhancements of select technology practice areas such as network storage and virtualization, and voice application integration services, will result in continued growth opportunities for INX relative to the overall growth of the economy and technology industry.

While we cannot predict future economic conditions or general customer demand with certainty, we believe that Cisco's recent announcement of their new Unified Computing System and VMware's recently announced vSphere 4 virtualization software will begin to create improved customer demand for data center solutions, the area of technology infrastructure that offers INX the best growth opportunity. VMware's VSphere 4 software started shipping in late May, but Cisco's Unified Computing System has only recently begun to ship in limited quantities and is still not generally available.  We currently anticipate that Cisco UCS availability will improve throughout the fourth quarter and into the first quarter of 2010.  We also currently believe that the general product availability issues with other Cisco products that we have experienced recently will improve somewhat during the latter part of the fourth quarter.

Based on our current contracts backlog, recent contract bookings trends, our estimated sales pipeline, and our estimates of product availability during the fourth quarter, we expect total revenue for our fourth quarter ending December 31, 2009 to be in the range of $62 million to $65 million, with services revenue making up between $9.0 million and $10.0 million of total revenue.

CONFERENCE CALL AND WEBCAST:

An investor webcast and conference call is scheduled to begin today, November 10, 2009, at 4:30 p.m. Eastern Standard Time to present the results and the Company's updated outlook, as well as provide an opportunity for INX management to answer investors' questions in a public format.

James Long, Chairman and Chief Executive Officer; Mark Hilz, President and Chief Operating Officer; and Brian Fontana, Chief Financial Officer, are scheduled to be on the call to discuss the quarter's results and answer investors' questions.

The conference call will begin promptly at the scheduled time. Investors wishing to participate should call the telephone number at least five minutes prior to the scheduled start time.

To access the conference call within the U.S., dial 877-809-2547. For international/toll access, dial 706-634-9510. The conference ID is 39601234.

A slide presentation related to the information that will be presented on the call will be available for viewing during the conference call and webcast. To access the webcast presentation via the web, or download a PDF file of the slides used for the webcast, participants should access www.inxi.com/Webcasts/Q309call at least ten minutes prior to the call and log in to ensure web browser compatibility. Following the call, the above link will provide investors with the ability to access the presentation slides in PDF file format and listen to the replay conference call.

Beginning approximately one hour after the end of the conference call and ending on January 31, 2010 a replay of the conference call will be accessible by calling either 800-642-1687 from within the U.S., or 706-645-9291 for international/toll access. The conference ID for the replay is also 39601234. The replay of the conference call for listening via the Internet, as well as a PDF file of the slide presentation used during the call, will be available by the following morning, and until at least January 31, 2010, from the Company's web site at www.inxi.com/Webcasts/Q309call.

SAFE HARBOR STATEMENT:

The statements contained in this document and conference call and related presentation that are not statements of historical fact including but not limited to, statements identified by the use of terms such as “anticipate,” “appear,” “believe,” “could,” “estimate,” “expect,” “hope,” “indicate,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would,” and other variations or negative expressions of these terms, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on current expectations and are subject to a number of risks and uncertainties. We do not have contracts in hand that will generate the revenue that we expect for the current and future quarters for which we attempt to predict future events in the Outlook section of this press release above.  The financial results reported in this press release are preliminary and are subject to change until the point in time at which the Company files its quarterly report on Form 10-Q for the quarter ended September 30, 2009 with the Securities and Exchange Commission.

The actual results of the future events described in the forward-looking statements could differ materially from those stated in the forward-looking statements due to numerous factors, including:

•
Events that occur after the date of this announcement, as the results contained herein are subject to change based upon events or changes to circumstances subsequent to this announcement until the date that the Company files its Form 10-Q with the Securities and Exchange Commission.

•	Market and economic conditions, including capital expenditures by enterprises for network, telephone communications and data center systems products and services.
•	Credit and financial market conditions that could impact customers' ability to finance purchases.
•	Whether the Company obtains anticipated contracts and other business, the timing of obtaining same, and the size and profitability of such contracts and business.
•
The Company's ability to attract and retain key management, sales and technical staff, and to successfully manage its technical employee resources, which is key to maintaining gross margin on services revenue.

•	The Company's ability to finance its business operations.
•	Risks associated with the Company’s entry into new markets and the ability of the Company to increase revenues and gain market share in recently opened new markets.
•	Risks associated with the Company’s introduction of offerings of additional areas of technology.
•	The Company's ability to obtain sufficient volumes of products for resale and maintain its relationship with its key supplier, Cisco Systems, Inc.
•	The continuance of, and the Company’s ability to qualify for, sales incentive programs from its key suppliers.
•
The Company's ability to identify suitable acquisition candidates and successfully integrate acquired companies, and the risk of unexpected liabilities or loss of customers and other unforeseeable risks associated with making acquisitions.

•	The Company’s ability to grow its revenues in newly opened and/or acquired offices in new markets.
•	The Company’s ability to manage its business in a manner that results in increased revenues without a proportional increase in the costs of operating its business.
•	Unexpected customer contract cancellations.
•	Unexpected losses related to customer credit risk.
•	Uncertainties related to rapid changes in the information and communications technology industries.
•	Catastrophic events.
•
Other risks and uncertainties set forth from time to time in the Company's public statements and its most recent Annual Report filed with the SEC on Form 10-K, as such may be amended from time to time, which the Company makes available on its web site in PDF format at www.inxi.com/Information/sec.asp.

Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. The Company's past results of operations are not necessarily indicative of its operating results for any future periods. All information in this press release is as of November 10, 2009, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto, or any change in events, conditions or circumstances upon which any statement is based.

ABOUT INX INC.:

INX Inc. (NASDAQ: INXI) is a leading U.S. provider of IP network communications and data center solutions for enterprise organizations. INX offers a suite of advanced technology solutions focused around the entire life-cycle of enterprise IP network communications and data center infrastructure. Service offerings are centered on the design, implementation and support of network infrastructure, including routing and switching, wireless, security, unified communications, and data center solutions such as storage and server virtualization. Customers include enterprise organizations such as corporations, as well as federal, state and local governmental agencies. Because of its focus, expertise and experience implementing and supporting advanced technology solutions for enterprises, INX is well positioned to deliver superior solutions and services to its customers. Additional information about INX can be found on the Web at www.inxi.com.

CONTACT:

INX Inc.
Brian Fontana
Chief Financial Officer
713-795-2000
Brian.Fontana@INXI.com

ABOUT NON-GAAP MEASURES:

In its communications with investors, the Company references certain non-GAAP financial measures, which differ from GAAP measurements by the amount of non-cash equity compensation from continuing operations, non-cash income tax expense associated with continuing operations, and discontinued operations. The Company believes that providing non-GAAP net income in its communications with investors is useful to investors for a number of reasons. As presented, the non-GAAP net income provides a consistent basis of presentation for investors to understand the Company’s financial performance in comparison to historical periods using the same methodology and information that the Company’s management uses to evaluate the Company’s performance, which the Company believes is useful to investors. A reconciliation of non-GAAP financial measures to GAAP basis can be found below (amounts in thousands except share and per share amounts).

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
GAAP net income (loss)	$(375)	$380	$(558)	$2,504
Equity-based compensation expense from continuing operations	471	479	1,614	1,205
Non-cash income tax expense from continuing operations	46	391	66	1,586
Discontinued operations	48	(9)	104	(23)
Non-GAAP net income	$190	$1,241	$1,226	$5,272
Non-GAAP net income per diluted share	$0.02	$0.13	$0.14	$0.61
Shares used in computing non-GAAP net income per diluted share	8,927,549	9,338,353	8,818,793	8,579,268

INX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2009	2008
		(As Restated)
Revenue:
Products	$46,813	$59,576
Services	11,046	12,366
Total revenue	57,859	71,942
Cost of products and services:
Products	36,620	49,509
Services	8,272	9,107
Total cost of products and services	44,892	58,616
Gross profit	12,967	13,326
Selling, general and administrative expenses	13,284	12,595
Operating (loss) income	(317)	731
Interest and other income, net	83	106
(Loss) income from continuing operations before income taxes	(234)	837
Income tax expense	93	466
Net (loss) income from continuing operations	(327)	371
(Loss) income from discontinued operations, net of income taxes	(48)	9
Net (loss) income	$(375)	$380

Net (loss) income per share:
Basic:
(Loss) income from continuing operations	$(0.04)	$0.04
Loss from discontinued operations, net of income taxes	—	—
Net (loss) income per share	$(0.04)	$0.04
Diluted:
(Loss) income from continuing operations	$(0.04)	$0.04
Loss from discontinued operations, net of income taxes	—	—
Net (loss) income per share	$(0.04)	$0.04
Shares used in computing net (loss) income per share:
Basic	8,927,549	8,746,691
Diluted	8,927,549	9,338,353

INX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Nine Months Ended September 30,
	2009	2008
		(As Restated)
Revenue:
Products	$137,834	$161,497
Services	35,706	34,079
Total revenue	173,540	195,576
Cost of products and services:
Products	109,619	132,457
Services	25,926	23,894
Total cost of products and services	135,545	156,351
Gross profit	37,995	39,225
Selling, general and administrative expenses	38,337	34,850
Operating (loss) income	(342)	4,375
Interest and other income (expense), net	100	(65)
(Loss) income from continuing operations before income taxes	(242)	4,310
Income tax expense	212	1,829
Net (loss) income from continuing operations	(454)	2,481
(Loss) income from discontinued operations, net of income taxes	(104)	23
Net (loss) income	$(558)	$2,504

Net (loss) income per share:
Basic:
(Loss) income from continuing operations	$(0.05)	$0.31
Loss from discontinued operations, net of income taxes	(0.01)	—
Net (loss) income per share	$(0.06)	$0.31
Diluted:
(Loss) income from continuing operations	$(0.05)	$0.29
Loss from discontinued operations, net of income taxes	(0.01)	—
Net (loss) income per share	$(0.06)	$0.29
Shares used in computing net (loss) income per share:
Basic	8,818,793	7,958,966
Diluted	8,818,793	8,579,268

INX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and par value amounts)
(Unaudited)

	September 30, 2009	December 31, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$12,116	$10,937
Accounts receivable, net of allowance of $895 and $735	45,807	52,866
Inventory, net	1,681	2,406
Other current assets	1,408	1,275
Total current assets	61,012	67,484
Property and equipment, net of accumulated depreciation of $6,957 and $5,429	4,576	5,207
Goodwill	13,954	12,751
Intangible assets, net of accumulated amortization of $2,943 and $2,346	1,554	1,852
Other assets	53	—
Total assets	$81,149	$87,294

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$5,721	$5,170
Accounts payable - floor plan	31,294	40,002
Accrued expenses	6,910	6,899
Current portion of capital lease obligations	198	77
Notes payable	—	91
Other current liabilities	1,042	1,072
Total current liabilities	45,165	53,311
Long-term Liabilities:
Long-term portion of capital lease obligations	267	163
Other long-term liabilities	608	250
Total long-term liabilities	875	413
Commitments and contingencies (Note 9)
Stockholders’ Equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 15,000,000 shares authorized, 8,975,403 and 8,709,304 shares issued and outstanding	89	87
Additional paid-in capital	52,837	50,742
Accumulated deficit	(17,817)	(17,259)
Total stockholders’ equity	35,109	33,570
Total liabilities and stockholders’ equity	$81,149	$87,294